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ANTERIS TECHNOLOGIES GLOBAL CORP.

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Anteris Technologies Global Corp. Announces Postponement of Special Meeting of Stockholders

MINNEAPOLIS and BRISBANE, Australia, September 4, 2025 (GLOBAL NEWSWIRE) -- Anteris Technologies Global Corp. (Anteris or the Company) (NASDAQ: AVR, ASX: AVR), a global structural heart company committed to designing, developing, and commercializing cutting-edge medical devices to restore healthy heart function, today announced that its Special Meeting of Stockholders (the “Special Meeting”), which was originally scheduled to be held on Thursday, September 4, 2025, at 5:00 p.m. Central time (being 8:00 a.m. AEST on Friday, September 5, 2025), has been postponed. The Special Meeting is now scheduled to be held virtually, via live webcast at www.virtualshareholdermeeting.com/AVR2025SM, on Thursday, September 11, 2025, at 5:00 p.m. Central time (being 8:00 a.m. AEST on Friday, September 12, 2025). The record date for the Special Meeting, August 11, 2025 (the “Record Date”), is unchanged and applies to the postponed Special Meeting.

The Special Meeting has been postponed to provide the Company’s stockholders with additional time to vote in order to facilitate broader participation. The Company’s Board of Directors unanimously recommends that you vote FOR the proposals identified in the Company’s definitive Proxy Statement for the Special Meeting (the “Proxy Statement”), which was filed with the Securities and Exchange Commission (the “SEC”) on August 18, 2025.

Voting Details

If you have already voted your shares of Common Stock or directed CHESS Depositary Nominees Pty Ltd (“CDN”) to vote your CHESS Depositary Interests (“CDIs”) by completing the CDI Voting Instruction Form and you do not desire to change your vote, your prior vote will remain voted without the need for you to take any additional action.

If you held shares of Common Stock on the Record Date and have not yet voted, you may do so now using the directions provided in the Proxy Statement. To ensure that proxies are received in time to be counted prior to the Special Meeting, proxies submitted via the Internet or by telephone should be received by 11:59 p.m. Eastern time on September 10, 2025 (being 1:59 p.m. AEST on September 11, 2025), and proxies submitted by mail should be received by the close of business on September 10, 2025 (being 7:00 a.m. AEST on September 11, 2025).

If you held CDIs on the Record Date and you have not yet directed CDN to vote by completing the CDI Voting Instruction Form, you may submit your completed CDI Voting Instruction Form to Computershare, the agent the Company has designated for the collection and processing of voting instructions from the Company’s CDI holders, prior to 5:00 p.m. Central time on September 9, 2025 (being 8:00 a.m. AEST on September 10, 2025) in accordance with the instructions on the CDI Voting Instruction Form.

Important Additional Information

The Company filed the definitive Proxy Statement with the SEC on August 18, 2025, which should be read in conjunction with this notice. To the extent information in this notice updates or conflicts with information contained in the Proxy Statement, the information in this notice is more current. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Stockholders may obtain a free copy of the Proxy Statement and the other relevant materials, and any other documents filed by the Company with the SEC, at the SEC’s website at https://www.sec.gov or on the “SEC Filings” section of the Company’s website at https://www.anteristech.com/investors.

About Anteris

Anteris Technologies Global Corp. (NASDAQ: AVR, ASX: AVR) is a global structural heart company committed to designing, developing, and commercializing cutting-edge medical devices to restore healthy heart function. Founded in Australia, with a significant presence in Minneapolis, USA, Anteris is a science-driven company with an experienced team of multidisciplinary professionals delivering restorative solutions to structural heart disease patients.

Anteris’ lead product, the DurAVR® Transcatheter Heart Valve (THV), was designed in partnership with the world’s leading interventional cardiologists and cardiac surgeons to treat aortic stenosis – a potentially life-threatening condition resulting from the narrowing of the aortic valve. The balloon-expandable DurAVR® THV is the first biomimetic valve, which is shaped to mimic the performance of a healthy human aortic valve and aims to replicate normal aortic blood flow. DurAVR® THV is made using a single piece of molded ADAPT®  tissue, Anteris’ patented anti-calcification tissue technology. ADAPT®  tissue, which is FDA-cleared, has been used clinically for over 10 years and distributed for use in over 55,000 patients worldwide. The DurAVR® THV System is comprised of the DurAVR®  valve, the ADAPT® tissue, and the balloon-expandable ComASUR® Delivery System.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include all statements that are not historical facts. Forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “budget,” “target,” “aim,” “strategy,” “plan,” “guidance,” “outlook,” “intend,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements include, but are not limited to, any statements regarding the uncertainties related to the presence of a quorum at the Special Meeting and receipt of stockholder approval of the proposals presented at the Special Meeting. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described under “Risk Factors” in Anteris’ Annual Report on Form 10-K filed with the SEC on March 12, 2025, as amended on April 29, 2025, and Quarterly Reports on Form 10-Q filed with the SEC on May 13, 2025 and August 11, 2025. Readers are cautioned not to place undue reliance on forward-looking statements, and except as required by law, the Company does not assume any obligation to update any of these forward-looking statements to conform these statements to actual results or revised expectations.

For more information:

Investor Relations	Investor Relations (US)

investor@anteristech.com	mchatterjee@bplifesciences.com

Debbie Ormsby	Malini Chatterjee, Ph.D.

Anteris Technologies Global Corp.	Blueprint Life Science Group

+61 1300 550 310 | +61 7 3152 3200	+1 917 330 4269